Exhibit 10.1

OMNIBUS AMENDMENT

REGARDING

MANAGEMENT AGREEMENT AND SARs AGREEMENTS

THIS OMNIBUS AMENDMENT REGARDING MANAGEMENT AGREEMENT AND SARs AGREEMENTS (this “Amendment”) is made and entered into as of June 4, 2020, by and between CCUR Holdings, Inc., a Delaware corporation (the “Company”), CIDM II, LLC, a Delaware limited liability company (the “Manager”), and CIDM LLC, a Delaware limited liability company (the “Prior Manager”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Management Agreement between the Company and the Prior Manager, dated February 14, 2019, as amended pursuant to that certain First Amendment to Management Agreement, dated May 8, 2019, and as assigned by the Prior Manager to the Manager pursuant to that certain notice of assignment dated February 26, 2020 (the “Management Agreement”).

WHEREAS, pursuant to the Management Agreement, the Manager provides certain advisory and asset management services to the Company (the “Services”);

WHEREAS, in exchange for the Services and as contemplated by the Management Agreement, the Company has granted to the Prior Manager certain Appreciation Rights (as defined in the SARs Agreements) pursuant to (a) that certain Stock Appreciation Rights Agreement, dated May 13, 2019, by and between the Company and the Prior Manager (the “2019 Q3 SARs Agreement”); (b) that certain Stock Appreciation Rights Agreement, dated September 3, 2019, by and between the Company and the Prior Manager (the “2019 Q4 SARs Agreement”); (c) that certain Stock Appreciation Rights Agreement, dated November 4, 2019, by and between the Company and the Prior Manager (the “2020 Q1 SARs Agreement”); and (d) that certain Stock Appreciation Rights Agreement, dated February 12, 2020, by and between the Company and the Prior Manager (the “2020 Q2 SARs Agreement”, and, along with the 2019 Q3 SARs Agreement, the 2019 Q4 SARs Agreement and the 2020 Q1 SARs Agreement, the “SARs Agreements”);

WHEREAS, the Prior Manager desires to assign the SARs Agreements to the Manager so that the SARs Agreements are held by the entity providing the Services;

WHEREAS, the Company desires for the Manager to continue providing the Services and the Manager is unwilling to continue providing the Services to the Company on the terms contemplated by the Management Agreement;

WHEREAS, pursuant to Section 15(a)(ii) of the Management Agreement, the Manager has the right to terminate the Management Agreement (and thereby cease providing the Services to the Company) upon ninety (90) days’ prior written notice;

WHEREAS, (a) the Management Agreement may be amended pursuant to Section 26 thereof by a writing signed by the parties to the Management Agreement and (b) the SARs Agreements may be amended pursuant to Section 10 thereof (i) upon written notice to the grantee (i.e., the Prior Manager or, after giving effect to the assignment contemplated by Section 1 hereof, the Manager) delivered by the Company or (ii) if such amendment has an adverse impact on the material rights of the grantee, by an amendment signed by the Company and the grantee; and

WHEREAS, in order to facilitate the continued provision of Services by the Manager, the Company, the Manager and the Prior Manager now desire to amend the Management Agreement and the SARs Agreements, it being to the mutual benefit of all to do so.

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NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, the Company, the Manager and the Prior Manager hereby agree as follows:

1.	The Prior Manager hereby assigns and transfers all of its right, title and interest in and to the SARs Agreements to the Manager and the Manager hereby accepts the transfer of all of the Prior Manager’s right, title and interest in and to the SARs Agreements and hereby assumes all of the obligations, including the obligations of the Prior Manager, with respect thereto and in connection with the Manager’s ownership of the SARs Agreements (the “SARs Assignment”). The Company hereby grants its consent to the SARs Assignment.

2.	Schedule A to the Management Agreement is hereby deleted in its entirety and replaced with the version of Schedule A attached hereto.

3.	Section 2 of each of the SARs Agreements is hereby amended and replaced in its entirety as follows, including for the avoidance of doubt the removal of Table I:

(a)       Unless and until terminated as hereinafter provided, the Appreciation Rights shall be exercisable as of the Date of Grant, subject to the terms of this Agreement.

(b)       Definitions.

“Affiliate” has the meaning given such term under Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Beneficial Owner” has the meaning given such term under Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Group” means persons and entities that act in concert as described in Section 14(d)(2) of the Exchange Act (other than the Company or any Subsidiary thereof and other than any profit-sharing, employee stock ownership or any other employee benefit plan of the Company or such Subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity and other than any executive officer of the Company).

“Person” means and includes any individual, corporation, partnership or other person or entity and any Group and all Affiliates and Associates of any such individual, corporation, partnership, or other person or entity or Group.

“Subsidiary” means a corporation, company or other entity in which the Company has a direct or indirect ownership or other equity interest.

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4.	As soon as practicable on or after the date hereof, the Company shall pay to the Manager an amount equal to Three Hundred Ninety-Nine Thousand Dollars ($399,000) (the “One-Time Fee”) in exchange for the release of any claims, demands, damages, loses, causes of action, debts, liabilities, controversies, or rights of any kind or nature whatsoever, known or unknown, with respect to any dividends or distributions paid by the Company prior to the date hereof, including, but not limited to, the dividend declared by the Company’s board of directors on February 13, 2020, and paid to stockholders of the Company on March 9, 2020, in the amount of $0.50 per share and any dividends to which the Manager may otherwise be entitled pursuant to the Management Agreement, any of the SARs Agreements or any other agreement, plan, policy or program of the Company (collectively, “Dividend Claims”). In consideration for the payment by the Company of the One-Time Fee and contingent upon the Company’s payment hereof, the Manager and the Prior Manager, on behalf of itself and each of its respective Affiliates (as defined in the SARs Agreements), hereby knowingly, voluntarily and unconditionally releases and forever discharges from and for, and covenants not to sue the Company, and of its subsidiaries or any of either of their respective predecessors, successors, parents, subsidiaries or other Affiliates, or any of their respective current or former officers, directors, employees, agents or representatives for or with respect to any Dividend Claims of any such person that such person may have now or in the future. The One-Time Fee shall be paid by wire transfer of immediately available funds, in accordance with written instructions provided by the Manager to the Company.

5.	The Management Agreement and the SARs Agreements, together with all exhibits referenced therein, and this Amendment together constitute the entire agreements between the Company, the Manager and the Prior Manager with respect to the transactions, rights, obligations, liabilities and agreements contemplated thereby. All terms, conditions and obligations of the Management Agreement and the SARs Agreements other than those amended hereby remain in effect and shall be valid and enforceable. To the extent this Amendment is inconsistent with any provisions in the Management Agreement or the SARs Agreements, this Amendment shall control.

6.	The validity, performance, construction and effect of this Amendment shall be governed by and construed in accordance with the internal laws of the State of Georgia, without regard to principles of conflicts of law.

7.	This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall be effective when one or more such counterparts have been signed by each of the parties hereto and delivered to the other parties. The Company, the Manager and the Prior Manager may convert this Amendment into an electronic record and in the event of any dispute involving this Amendment, a copy of such electronic record may serve as the original.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have duly executed this Omnibus Amendment as of the date first written above.

CCUR HOLDINGS, INC.

By:	/s/ Wayne Barr, Jr.
Name:	Wayne Barr, Jr.
Title:	CEO & President

CIDM II, LLC

By:	/s/ Julian Singer
Name:	Julian Singer
Title:	Principal

CIDM LLC

By:	/s/ Julian Singer
Name:	Julian Singer
Title:	Principal

[Signature Page to Omnibus Amendment]

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SCHEDULE A

FEE SCHEDULE

Management Fee.

For services rendered to the Company, the Manager shall be entitled to an annual management fee equal to two percent (2%) of the fair market value of the Assets (the “Management Fee”), provided, that, the fair market value of the Assets for purposes of determining the Management Fee shall be adjusted to exclude deferred tax assets of the Company. The Management Fee shall be payable quarterly in arrears. If additional capital is contributed to the Portfolios, or the Portfolios are funded, or capital is withdrawn, after the beginning of a quarter, the amount of the Management Fee attributable to such capital for that quarter shall be prorated on a time-weighted basis.

Performance Fee.

Subject to the provisions of this Agreement, the Company shall pay (or cause to be paid) to the Manager an incentive-based fee (the “Performance Fee”) with respect to the Portfolios. The Performance Fee shall be calculated as of the end of each Performance Period (as defined below) and payable annually in arrears.

The Performance Fee in respect of each Performance Period shall be equal to twenty percent (20%) of the appreciation of end of year NAV, as calculated pursuant to the 2019 CCUR Bonus Plan, provided, that, NAV for purposes of determining the Performance Fee shall be adjusted to exclude deferred tax assets of the Company.

Performance Period.

“Performance Period” means, with respect to all of the Assets, the period initially commencing on January 1, 2020 and ending on the earliest of (x) December 31 of each year or (y) any termination of this Agreement by either party. A new Performance Period shall be deemed to commence on the day immediately following the last day of the preceding Performance Period, except in the instance of a termination of this Agreement.

Expenses.

The Company shall pay (or cause to be paid) to the Manager, on a quarterly basis in arrears, a cash payment of $50,000, which payment will be in full satisfaction of any obligation that the Company has under this Agreement or otherwise with respect to the payment or reimbursement of expenses of the Manager.

Method of Payment.

Except with respect to payments contemplated by the “Expenses” section above, which shall be made in cash to an account designated by the Manager, the Company shall pay any amounts payable to the Manager hereunder, including without limitation the Performance Fee and the Management Fee, via a grant of stock appreciation rights in the form attached as Exhibit A hereto (“SAR Grant”), provided, that, with respect to all periods from and after July 1, 2020, the Management Fee shall be paid in cash by wire transfer of immediately available funds, in accordance with written instructions provided by the Manager to the Company. The cash value of a SAR Grant for the purpose of determining the amount by which it reduces the fees payable under this Agreement shall equal $3.50 per Appreciation Right. For example, if 250,000 Appreciation Rights are granted pursuant to a SAR Grant, such SAR Grant would represent the payment of $875,000.

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EXHIBIT A

FORM OF SAR GRANT

(see attached)

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CCUR HOLDINGS, INC.
STOCK APPRECIATION RIGHTS AGREEMENT

This Agreement (the “Agreement”) is made as of [●] (the “Date of Grant”) by and between CCUR Holdings, Inc., a Delaware corporation (the “Company”) and [●] (the “Grantee”).

1.       Grant of Appreciation Rights. The Company hereby grants to the Grantee as of the Date of Grant [●] appreciation rights (“Appreciation Rights”), which grant gives the Grantee the right to receive in cash, on the date of exercise of each Appreciation Right, an amount equal to 100% of the “Spread”. The “Spread” means the excess of (a) the Market Value per Share on the date of exercise over (b) the Base Price. The “Base Price” means $0.01. “Market Value per Share” means, as of any particular date, (i) the closing sale price per Common Share as reported on the exchange on which Common Shares are then trading, if any, or, if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Company’s board of directors. “Common Shares” means the Company’s currently authorized common stock, $0.01 par value, and stock of any other class or other consideration into which such currently authorized capital stock may hereafter have been changed.

2.       Exercise of Appreciation Rights.

(a)       Unless and until terminated as hereinafter provided, the Appreciation Rights shall be exercisable as of the Date of Grant, subject to the terms of this Agreement.

(b)       Definitions.

“Affiliate” has the meaning given such term under Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Beneficial Owner” has the meaning given such term under Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Group” means persons and entities that act in concert as described in Section 14(d)(2) of the Exchange Act (other than the Company or any Subsidiary thereof and other than any profit-sharing, employee stock ownership or any other employee benefit plan of the Company or such Subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity and other than any executive officer of the Company).

“Person” means and includes any individual, corporation, partnership or other person or entity and any Group and all Affiliates and Associates of any such individual, corporation, partnership, or other person or entity or Group.

“Subsidiary” means a corporation, company or other entity in which the Company has a direct or indirect ownership or other equity interest.

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3.       Forfeiture of Appreciation Rights. An Appreciation Right shall be forfeited (to the extent it has not become exercisable pursuant to Section 2) if the Grantee’s service relationship with the Company has been terminated.

4.       Term of Appreciation Rights. The Appreciation Rights will terminate on the date that is ten years from the Date of Grant (i.e., [●]).

5.       Adjustments. In the event of a stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company that results in a change in the number or value of a Common Share, an equivalent change shall be made in the number or value of Appreciation Rights.

6.       No Voting and Other Rights. The Appreciation Rights granted under this Agreement shall not entitle the Grantee to any voting or similar rights of a stockholder and nothing in this grant shall be construed as creating any interest in or right to receive any Common Shares.

7.       Award Non-transferable. Except with the consent of the Company, the Appreciation Rights may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee. Any purported transfer or encumbrance in violation of the provisions of this Section 7 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Appreciation Rights.

8.       No Service Contract. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to the establishment or continuance of employment or any other service relationship by the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the Company’s or any of its Subsidiaries’ respective rights to terminate any employment or service relationship or adjust the compensation of the Grantee.

9.       Taxes and Withholding. To the extent that the Company shall be required to withhold any federal, state, local or other taxes in connection with cash obtained upon the exercise of the Appreciation Rights, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to payment that the Grantee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof. The Grantee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the payments due to the Grantee upon the exercise of the Appreciation Rights.

10.       Amendments. The Company may modify this Agreement upon written notice to the Grantee; provided, that no modification or amendment to this Agreement that has an adverse impact on the material rights of the Grantee shall be binding on the Grantee unless such modification or amendment is executed by the Company and the Grantee. Any waiver of any term or condition or breach of this Agreement shall not be a waiver of any other term or condition or of the same term or condition.

11.       Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

12.       Successors and Assigns. Without limiting Section 7 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

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13.       Notices. Any notice to the Company provided for herein shall be in writing to the Company and any notice to the Grantee shall be addressed to the Grantee at his or her address on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class certified or registered mail, postage and fees prepaid, return receipt requested, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has also executed this Agreement in duplicate, as of the day and year first above written.

CCUR HOLDINGS, INC.

By:
Name:
Title:

The undersigned hereby acknowledges receipt of an executed original of this Agreement and accepts the award of the Appreciation Rights granted thereunder on the terms and conditions set forth herein.

[●]

Date:

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